Exhibit 99.1

Cowen Group, Inc. Announces Pricing of $55 Million Senior Notes Offering

NEW YORK—(BUSINESS WIRE)—Oct. 3, 2014— Cowen Group, Inc. (NASDAQ:COWN) (“Cowen” or the “Company”) announced today that it has priced its public offering of $55 million of 8.25% senior notes due 2021 (the “Notes”). In connection with the offering, the Company has granted the underwriters an option for 30 days to purchase up to an additional $8.25 million in aggregate principal amount of the Notes. The Company intends to use a portion of the net proceeds of the offering to capitalize a new commercial finance company being formed by Cowen that would structure, underwrite and syndicate a broad range of loans to middle market commercial borrowers. The remainder of the net proceeds of the offering would be used for general corporate purposes. The closing of the Notes offering is expected to occur on October 10, 2014, subject to certain customary conditions.

Sterne Agee, Janney Montgomery Scott and Cowen and Company are acting as joint book-running managers, and Wunderlich Securities, Incapital, JMP Securities and Ladenburg Thalmann are serving as co-managers for the offering.

This offering is being made only by the prospectus supplement and the accompanying base prospectus related to the offering of the notes (collectively, the “prospectus”). The notes will be issued pursuant to an effective shelf registration statement previously filed on Form S-3 with the U.S. Securities and Exchange Commission. The preliminary prospectus has been, and the final prospectus will be, filed with the SEC and are and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus, and when available, the final prospectus may also be obtained by contacting Sterne Agee at 277 Park Avenue, 24th Floor, New York, New York 10172, 212-338-4708, syndicate@sterneagee.com or Janney Montgomery Scott at 1717 Arch St, Philadelphia, PA 19103, 215-665-6170, preinhart@janney.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative asset management, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment segment, while Cowen and Company and its affiliates make up the Company’s broker-dealer segment. Ramius provides alternative asset management solutions to a global client base and manages a significant portion of Cowen’s proprietary capital. Cowen and Company and its affiliates offer industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices worldwide.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements, including without limitation, whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, and the anticipated use of the proceeds of the offering. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in the preliminary prospectus supplement relating to the offering of the notes and in the Company’s Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Source: Cowen Group, Inc.

Cowen Group, Inc.

Stephen Lasota, 212-845-7919